Exhibit 8.3

觀韜律師事務所(香港)	Suite 1002, 10/F, 3 Garden Road,

GUANTAO LAW FIRM (HONG KONG)	ICBC Tower, Central, Hong Kong

Tel: (852) 2878 1130

Fax: (852) 2878 1360

E-mail: guantaohk@guantao.com	http:// www.guantao.com

August 27, 2012

To: China Mobile Games and Entertainment Group Limited

Block A, 15/F Huajian Building

233 Tianfu Road, Tianhe District

Guangzhou, PRC

Dear Sirs,

We are lawyers qualified to practice in the People’s Republic of China (the “PRC”, and for the purpose of this opinion only, the PRC does not include the Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan) and issue opinions on the PRC laws.

We are acting as the PRC counsel to China Mobile Games and Entertainment Group Limited (the “Company”), a company incorporated under the laws of Cayman Islands in connection with (i) the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended, relating to the distribution of the Company’s American Depositary Shares (the “ADSs”) representing the Company’s ordinary shares of a par value US$ 0.001 per share (the “Shares”) to the shareholders of VODone Limited, and (ii) the listing of the Company’s ADSs on the Nasdaq Global Market.

We have examined the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further

Resident Partners: Yan Pengpeng(Grace); Sun Dongying

Guantao Law Firm (Hong Kong) is a firm affiliated with Guantao Law Firm, a partnership registered in the People’s Republic of China.

Beijing · Chengdu · Dalian · Hong Kong · Jinan · Shanghai · Shenzhen · Tianjin · Xiamen · Xi’an

investigations, as we have deemed necessary or appropriate as a basis for the opinion hereinafter set forth. In such examination, we have assumed the accuracy of the factual matters described in the Registration Statement and that the Registration Statement and other documents will be executed by the parties in the forms provided to and reviewed by us. We have also assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and authenticity of the originals of such latter documents.

Based upon the foregoing and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we are of the opinion that the statements set forth under the caption “Taxation-People’s Republic of China Taxation” insofar as they purport to constitute the statements of PRC enterprise income tax law and regulations, are accurate in all material respects and that such statements constitute our opinion.

We do not express any opinion herein concerning any law other than the enterprise income tax law of the PRC.

We hereby consent to the use of this opinion and any summarization of this opinion in, and filing of this opinion with the SEC as an exhibit to, the Registration Statement and to the use of our name under the captions “Risk Factors”, “Our Corporate History and Structure”, “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” included in the registration statement on Form F-1, originally filed by China Mobile Games and Entertainment Group Limited on August 26, 2011 with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Guantao Law Firm(Hong Kong)

Guantao Law Firm(Hong Kong)